UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 4, 2007

VERIFONE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32465	04-3692546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2099 Gateway Place, Suite 600

San Jose, CA 95110

(Address of principal executive offices with zip code)

(408) 232-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 4, 2007, VeriFone Holdings, Inc. (the “Company”) and its wholly-owned subsidiary VeriFone, Inc. entered into an amended and restated employment agreement with Douglas G. Bergeron, the Company’s Chairman and Chief Executive Officer. The employment agreement provides for an annual base salary of $700,000, subject to annual increases at the discretion of the Compensation Committee, and for potential annual cash bonuses, with a target bonus for 2007 of $900,000. Annual bonuses may be between 0 and 200% of the target bonus, based on Mr. Bergeron’s performance and the achievement of performance criteria to be established by the Company’s Compensation Committee.

The term of the employment agreement ends on October 31, 2009, subject to automatic renewal for additional one-year periods six months prior to the termination date. If the Company terminates Mr. Bergeron’s employment without Cause or if Mr. Bergeron terminates his employment for Good Reason (as such capitalized terms are defined in the employment agreement), then Mr. Bergeron may be entitled to severance equal to one year’s current base salary and bonus paid for the prior fiscal year and Mr. Bergeron will be subject to certain noncompetition undertakings during the term of the employment agreement and for the severance period.  Any severance payments will be conditioned on Mr. Bergeron’s compliance with the noncompetition provisions of the employment agreement.  The Company’s Board of Directors has the option to extend the noncompetition period for an additional year, by agreeing to pay Mr. Bergeron an additional year’s severance.

In connection with the execution of the amended and restated employment agreement,  Mr. Bergeron may earn up to 900,000 performance restricted stock units (RSUs”) over a three year period based upon growth in the company’s net income per share as adjusted and its share price. will vest in three annual tranches of 200,000 RSUs each in the event that the Company meets specified financial performance targets.  For fiscal year 2007, vesting of 200,000 RSUs will require that the Company report improvements in net income per share, as adjusted, that exceed management’s current guidance, and for fiscal years 2008 and 2009, vesting of 200,000 RSUs will require 20% annual increases in net income per share, as adjusted.  Net income, as adjusted, will be defined on a basis consistent with that reported by the Company for the fiscal year ended October 31, 2006.  In addition, in each of the three years, Mr. Bergeron may earn a further 100,000 RSUs but only if the Company achieves both the targeted improvement in net income as adjusted per share results and there is a corresponding 20% improvement in the Company’s share price.  Each year’s RSUs will not vest until the end of the fiscal year following the year in which the net income per share, as adjusted, target is met.

A copy of Mr. Bergeron’s amended and restated employment agreement is attached hereto as Exhibit 10.1.

Item 8.01	Other Events

On January 4, 2007, the Company issued a press release relating to Mr. Bergeron’s amended and restated employment agreement.  The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Amended and Restated Employment Agreement, dated January 4, 2007, among VeriFone Holdings, Inc., VeriFone, Inc. and Douglas G. Bergeron.
Exhibit 99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIFONE HOLDINGS, INC.

Date: January 4, 2007	By:	/s/ Barry Zwarenstein
Barry Zwarenstein Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Amended and Restated Employment Agreement, dated January 4, 2007, among VeriFone Holdings, Inc., VeriFone, Inc. and Douglas G. Bergeron.
Exhibit 99.1	Press Release